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                                                                    EXHIBIT 99.1


         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


         We hereby consent to the use of our opinion letter dated July 13, 2001 to the Board of Directors of Sanmina Corporation included as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Sun Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Sanmina Corporation, with and into SCI Systems, Inc., and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary of the Joint Proxy Statement/Prospectus - Our Reasons for Proposing the Merger of Sanmina and SCI," "The Merger - Background of the Merger," "The Merger - Recommendation of Sanmina's Board of Directors and Sanmina's Reason's for the Merger" and "The Merger - Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        /s/ MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED
                                        ---------------------------------------
                                            MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


September 25, 2001